EXHIBIT 99B

                          DEFINITIVE COPY OF NOTICE OF
                         SPECIAL MEETING OF SHAREHOLDERS
                   OF THE FIRST NATIONAL BANK OF MARYSVILLE --
                    INCLUDED IN THIS REGISTRATION STATEAMENT
              IMMEDIATELY PRECEDING THE PROXY STATEMENT/PROSPECTUS


                                      R-34